UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 10, 2006
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	001-14471 (Commission File Number)	52-1574808 (IRS Employer Identification Number)
8125 North Hayden Road
Scottsdale, Arizona 85258-2463
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(c)
     On July 12, 2006, Medicis Pharmaceutical Corporation (the “Company”) announced the appointment of Jason Hanson, age 37, as Executive Vice President, General Counsel and Corporate Secretary of the Company. Since 2004, Mr. Hanson served as General Counsel for GE Healthcare Technologies, a $12 billion global business, a position he held until coming to Medicis. Mr. Hanson joined General Electric in 1999 as Senior Counsel, Global Litigation & Compliance, GE Medical Systems.
     Mr. Hanson is entitled to a bonus of $200,000 in connection with his appointment, payable within 30 days of such appointment. The Stock Option and Compensation Committee also awarded a grant to Mr. Hanson of 22,500 shares of restricted stock pursuant to the Company’s 2006 Incentive Award Plan. The shares will initially be subject to forfeiture in the event Mr. Hanson ceases to remain in continuous service with the Company prior to vesting. The shares will vest, and the forfeiture restrictions will lapse, with respect to 10% of the shares on each of the first and second anniversaries of the date of grant, 20% on the third anniversary of the date of grant, and 30% on each of the fourth and fifth anniversaries of the date of grant. The shares also provide for accelerated vesting in the event of a “Change in Control” (as defined in the Company’s 2006 Incentive Award Plan). The Company has also agreed to reimburse Mr. Hanson for certain expenses that he will incur in conjunction with his relocation to Arizona.
     Mr. Hanson will also participate in the Company’s Executive Retention Plan whereby he will receive a “Benefit Allowance” upon an “Involuntary Termination” other than for “Good Cause” not later than 24 months following a “Change in Control,” as each term is defined in the retention plan. Upon a qualifying termination of employment within 24 months following a Change in Control, Mr. Hanson will receive a Benefit Allowance of two times salary and bonus, and insurance and retirement benefit payments for two years. Such payments will continue for an additional third year if such Change in Control occurs within two years of his date of hire.
     On July 12, 2006, the Company also announced the appointment of Joseph P. Cooper, age 48, as Executive Vice President, Corporate and Product Development of the Company. Prior to this appointment, Mr. Cooper served as the Company’s Executive Vice President, Corporate Development since January 2001. From February 1996 to January 2001, Mr. Cooper served as the Company’s Senior Vice President, Manufacturing and Distribution. Prior to that, he held management positions with Schein Pharmaceuticals, Inc. and G.D. Searle.
     A copy of the press release dated July 12, 2006 announcing these appointments is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a)
     On July 10, 2006, the Board adopted Amended and Restated By-Laws of the Company (the ”New Bylaws”), effective as of that date. The amendments to the Bylaws implement, among others, the changes discussed below, as compared to the previous bylaws of the Company (the “Old Bylaws”):
1.	Permit the Company to hold stockholder meetings through electronic means, such as the internet.

2.	Eliminate the requirement that the Annual Meeting of Stockholders be held on the second Friday in November each year in the absence of an alternative selection by the Board.

3.	Clarify that special meetings of stockholders may not be called by any person or persons other than the Chairman of the Board, the President or the majority of the Board.

4.	Clarify that the only business which may be transacted at a special meeting of stockholders is such business as provided in the notice of meeting.

5.	Allow for notices of stockholder meetings to be delivered by electronic transmission.

6.	Clarify that any notice of a stockholder meeting, if mailed, shall be deemed to be delivered when it is deposited in the U.S. mail, postage prepaid, to the appropriate address.

7.	Delete certain notice requirements which are more restrictive that the statutory requirements pertaining to significant transactions such as a merger or sale of substantially all of the Company’s assets.

8.	Require that, for 10 days prior to any stockholder meeting, a stockholder list be made available at the Company’s principal place of business or on an electronic network, as opposed to at the city where such meeting is taking place or at the place of the meeting.

9.	Amend the quorum requirements for stockholder meetings and the requirements for approval of matters by stockholders to reference a majority of the voting power of the shares rather than a majority of the voting shares.

10.	Clarify that a plurality of the votes cast shall be sufficient to elect directors.

11.	Clarify that the voting standard set forth in the New Bylaws will apply to all matters submitted to a stockholder vote except as otherwise provided by the restated certificate of incorporation of the Company, the New Bylaws, stock exchange rules or applicable law.

12.	Conform the Old Bylaws to Section 212 of the Delaware General Corporation Law (“DGCL”) by, among other things, stating the statutory requirements for an irrevocable proxy and the methods of revoking a prior proxy given which is not irrevocable.

13.	Require that a stockholder proposing an action by written consent must request that the Company set a record date for such purpose, and allow such a stockholder to independently set such a record date and deliver written consents to the Company only in the event that the Board fails to timely set the record date.

14.	Explicitly vest the presiding person at a meeting of stockholders with the ability to adjourn the meeting of stockholders.

15.	Provide that the presiding person at a stockholder meeting has the power to determine whether a matter or business was properly brought before the meeting (and if not, to declare that such business shall not be considered at the meeting).

16.	Clarify that meetings of stockholders need not be held in accordance with the rules of parliamentary procedure.

17.	Reflect recent amendments to Sections 219 and 220 of the DGCL which permit beneficial owners of stock to examine the books and records of the Company.

18.	Expand the time period for delivery of advance notice of stockholder proposals and nominations under the Old Bylaws from not less than 75 days nor more than 105 days prior to anniversary date of the prior meeting to not earlier than the 120th day, but not later than the 90th day, prior to the anniversary of the preceding year’s annual meeting under the New Bylaws.

19.	Require advance notice of stockholder proposals and nominations not only for annual meetings, as in the Old Bylaws, but also for special meetings at which directors are to be elected.

20.	Require stockholders providing advance notice of stockholders proposals to include the information contemplated by proxy rules promulgated under the Exchange Act of 1934.

21.	Require that the proponent of a stockholder proposal submit, among other things, the text of the stockholder proposal along with certain detailed information about the proposal.

22.	Conform to the requirements of DGCL Section 231, by (i) providing for the appointment of an inspector of elections, (ii) referring to each of the specific duties to be discharged by such inspector and (iii) requiring such inspector to take the statutory oath.

23.	Conform to the language of DGCL Section 141(a) by clarifying that the Company’s stockholders may not alter the Board’s ability to manage the business and affairs of the Company pursuant to a Bylaw amendment.

24.	Amend the quorum and voting requirements for Board meetings to reference “directors entitled to cast a majority of the votes of the Board” instead of “a majority of the Board”.

25.	Clarify that in determining whether a quorum exists for a Board meeting, vacancies on the existing Board need not be considered.

26.	Allow the Board to consent to any action without a meeting in writing or by electronic transmission, in conformity with DGCL Section 141(f).

27.	Allow a majority of a quorum present at a Board meeting to create a committee, as opposed to a majority of all of the directors as required by the Old Bylaws.

28.	Allow the Board to delegate its authority to a committee to the maximum extent allowed by the DGCL.

29.	Delete language which provides stockholders the ability to fill vacancies and newly created directorships if the Board fails to fill such positions in order to make the New Bylaws consistent with the Company’s certificate of incorporation in this regard.

30.	Provide that a director elected to fill newly created directorship shall serve until the next election of the class of directors to which such director has been chosen, instead of until the next election of directors.

31.	Allow the Board and its committees to participate in board meetings or committee meetings by means of conference telephone or any other communications equipment whereby all persons participating in the meeting can hear each other.

32.	Delete the requirement that the Corporate Secretary attend all meetings of the Board.

33.	Permit Vice Presidents of the Company (in addition to the Chairman of the Board and the President) to sign stock certificates.

34.	Conform to Section 167 of the DGCL and clarify that action of the Board is not required in all matters dealing with lost or destroyed stock certificates.

35.	Conform to recent amendments to Sections 219 and 220 of the DGCL which permit beneficial owners of stock to seek inspection of the Company’s books and records.

36.	More closely track the language of Section 213 of the DGCL with regard to the setting of a record date for stockholders meetings.

37.	Consolidate waiver of notice matters into a single section, and amend the language to more closely track the statutory language of Section 229 of the DGCL.

38.	Delete language providing that the indemnification provisions in the Bylaws would not be subject to amendments to the DGCL.

39.	Clarify that a claim for indemnification in the underlying action, suit or proceeding is not appropriate until the final disposition of such action, suit or proceeding.

40.	Clarify that the Corporation’s obligation to indemnify and advance expenses shall be reduced by amounts collected by the indemnified person from other sources.

41.	Clarify that an amendment of Article VII of the Bylaws will not adversely affect coverage for acts or omissions prior to the amendment.

42.	Clarify the ability of the Company to indemnify or advance expenses to persons other than as required by Article VII.
     The preceding summary is not intended to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)

Exhibit	Description

3.1	Amended and Restated By-Laws of Medicis Pharmaceutical Corporation, effective July 10, 2006.

99.1	Press Release issued by Medicis Pharmaceutical Corporation on July 12, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICIS PHARMACEUTICAL CORPORATION
Date: July 13, 2006	By:	/s/ Mark A. Prygocki, Sr.
Mark A. Prygocki, Sr.
Executive Vice President, Chief Financial Officer and Treasurer